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                                                                     EXHIBIT 3.2

                           ARTICLES OF INCORPORATION

                                       OF

                             ELDORADO CAPITAL CORP.


KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned do hereby associate themselves into a corporation, under and by virtue of the Nevada Revised Statutes, Title 7, Chapter 78, as amended, and do hereby certify and adopt the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------

          The name of the corporation is ELDORADO CAPITAL CORP.

                                   ARTICLE II
                                   ----------

          The registered agent of the corporation is Sierra Corporate Services and the location of the registered office of the corporation in the State of Nevada is 241 Ridge Street, 4th Floor, Reno, Nevada. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada as may be determined from time to time by the Board of Directors.

                                  ARTICLE III
                                  -----------

          The purpose for which said corporation is formed is to engage in any lawful activity. The corporation shall have all powers authorized by Title 7, Chapter 78, of the Nevada Revised Statutes, as amended, except as otherwise provided in these Articles or subsequent amendments thereto.

                                   ARTICLE IV
                                   ----------
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          The amount of the authorized capital stock of this corporation is
2,500 shares with no par value.

          Any and all shares of stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purposes of the corporation, and said shares of stock when issued in exchange therefor shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever, and the judgment of the Board of Directors of the corporation concerning the value of the property, right or thing, acquired in purchase or exchange for capital stock shall be conclusive. No stockholder shall have any preemptive rights.

                                   ARTICLE V
                                   ---------
     Section 1.  Directors

          Members of the governing board shall be known as "Directors," and the number thereof shall not be less than three nor more than nine, except that, in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.

     Section 2.   Personal Liability

          Directors of the corporation shall not be personally liable to the corporation or its stockholders for damages for

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breach of fiduciary duty as a director, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) the payment of dividends in violation of the provisions of Chapter 78 of the Nevada Revised Statutes. If Chapter 78 of the Nevada Revised Statutes is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by Chapter 78 of the Nevada Revised Statutes, as so amended.

     Section 3.  Indemnification

          Each person who is or was a director of the corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted by Chapter 78 of the Nevada Revised Statutes against any liability, cost or expense asserted against such director and incurred by such director by reason of the fact that such person is or was a director. The expenses of directors, past or present, incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it is ultimately determined by a court of

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competent jurisdiction that he is not entitled to be indemnified by the corporation.

     Section 4.  Indemnification and Insurance

          The corporation to the full extent of its power to do so, shall indemnify all directors, officers, employees, and/or agents in accordance with the provisions the Nevada Revised Statutes. Further, the corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Nevada law.

     Section 5.  Modifications

          Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE VI
                                   ----------

          The names and addresses of the first Board of Directors of the corporation, which are three (3), are as follows:

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               Sarah Smithson
               1749 Terrace Heights Lane
               Reno, Nevada  89523

               Norma Zirbel
               415 Rue De La Rouge
               Sparks, Nevada  89434

               Sybil Maldonado
               1112 Bradley Square
               Sparks, Nevada  89431

                                  ARTICLE VII
                                  -----------

          The stock of this corporation, after the amount of the subscription price, or par value has been fully paid in, shall be nonassessable forever, and shall not be subject to pay the debts of the corporation.

                                  ARTICLE VIII
                                  ------------

          The names and addresses of the incorporators signing these Articles of Incorporation are as follows:

               Sarah Smithson
               1749 Terrace Heights Lane
               Reno, Nevada  89523

               Norma Zirbel
               415 Rue De La Rouge
               Sparks, Nevada  89434

               Sybil Maldonado
               1112 Bradley Square
               Sparks, Nevada  89431

                                   ARTICLE IX
                                   ----------

          The corporation is to have perpetual existence.

                                   ARTICLE X
                                   ---------

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          A resolution, in writing, signed by all of the members of the Board of
Directors of the corporation, shall be and constitute action by the Board of Directors to the effect therein expressed with the same force and effect as though such resolution had been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

                                   ARTICLE XI
                                   ----------

          The Directors shall have the power to make and alter the Bylaws of the corporation. Bylaws so made by the Directors under the power so conferred may be altered, amended or repealed

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by the Directors or by the Stockholders at any meeting called and held for that purpose.

          IN WITNESS WHEREOF, we have hereunto set our hands and executed these Articles of Incorporation this 31st day of May 1996.


                                           /s/ Sarah Smithson
                                           ___________________________________
                                           SARAH SMITHSON

                                           /s/ Norma Zirbel
                                           ___________________________________
                                           NORMA ZIRBEL

                                           /s/ Sybil Maldonado
                                           ___________________________________
                                           SYBIL MALDONADO

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STATE OF NEVADA   )
                  ) ss.
COUNTY OF WASHOE  )

          On this 31st day of May 1996, personally appeared before the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, Sarah Smithson, Norma Zirbel, and Sybil Maldonado, known to me to be the persons described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 [Signature Appears Here]
                                 ________________________________
                                 Notary Public

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